EXHIBIT 23

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
     Member of AICPA Division of Firms                 Fax (801) 532-7944
           SEC Practice Section                     5 Triad Center, Suite 750
 Member of Summit International Associates       Salt Lake City, Utah 84180-1128



May 15, 2002

We have issued our report dated April 24, 2002 accompanying the consolidated financial statements of CirTran Corporation and Subsidiary, included in the Annual Report of CirTran Corporation, on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of CirTran Corporation, on Form S-8 (File No. 333-65932 effective July 26, 2001).




                                             HANSEN, BARNETT & MAXWELL